Exhibit 99.2
Bright Horizons to Acquire Only About Children, Premier Child Care and Early Education Provider in Australia
Expands Bright Horizons Operations into the Growing Australian Early Childhood Education Market
NEWTON, MA - (BUSINESS WIRE) - May 3, 2022 - Bright Horizons Family Solutions® Inc. (NYSE: BFAM), announced today that it has signed a definitive agreement to acquire all of the outstanding shares of Only About Children (“OAC”), a high-quality operator of child care and early education centers in Australia, for AUD$450 million (approximately USD$320 million).
Based outside Sydney, OAC operates approximately 75 campuses located in the Australian states of New South Wales, Victoria and Queensland, with roughly two-thirds located within the greater Sydney area. The transaction diversifies Bright Horizons’ offerings outside of the U.S. and Europe, providing an opportunity to leverage its expertise in child care and global client relationships, while enhancing Bright Horizons’ position as a global leader in delivering high-quality early education and child care services.
“We are excited to welcome Only About Children to the Bright Horizons family,” said Bright Horizons CEO Stephen Kramer. “We have long been interested in Australia as an attractive market for high-quality child care, with strong demand from working parents, an established funding support system, and a long runway for growth and expansion.”
“OAC has a well-established reputation for excellent child care services, an innovative approach to early childhood development and thought leadership in the field,” Kramer continued. “OAC also shares our purpose-driven mission with a deep commitment to supporting children and families across Australia. We are excited to work together to extend OAC’s impact in Australia.”
Founded in 2002, OAC has a strong record of excellence and consistently high ratings from ACECQA, Australia’s child care regulatory authority. Together, OAC and Bright Horizons expect to strengthen their premier early years offerings and extend their global impact on children, families and employers. With the addition of OAC, Bright Horizons will operate nearly 1,100 child care centers across five countries: the United States, the United Kingdom, the Netherlands, Australia and India.
“We are thrilled to join the Bright Horizons family,” said OAC CEO John Burns. “I am very proud of the work the OAC family has accomplished over the last 20 years and very much look forward to our next chapter as part of Bright Horizons. We believe this partnership will allow us to leverage Bright Horizons’ leadership in the early childhood education field and enable us to further capitalize on the growth opportunities we see ahead.”
Financial Impact
OAC generated approximately USD$140 million in revenue in calendar year 2021. The transaction is expected to be approximately neutral to Bright Horizons’ adjusted earnings per share in the first year as the integration of this full service child care business is completed, and to be accretive thereafter.
The transaction is expected to close in the third quarter of calendar 2022, subject to certain customary closing conditions, including Australian foreign investment regulatory approval, customary purchase price adjustments, and will be financed with cash on hand and amounts borrowed under Bright Horizons’ existing revolving credit facility. Under the terms of the transaction, Bright Horizons will pay AUD$300 million (USD$213 million) upon closing and an additional AUD$150 million (USD$106.5 million) will be paid eighteen months after closing as deferred purchase price. Bright Horizons has entered into a foreign exchange forward contract arrangement to mitigate the impact of foreign currency fluctuations between signing and closing.
Bright Horizons management will discuss the transaction further on its Q1 2022 earnings call on Tuesday, May 3, 2022 at 5:00 p.m. ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039, or for international callers, 1-201-689-8323, and asking for the Bright Horizons Family Solutions conference call moderated by Chief Executive Officer Stephen Kramer. A link to the audio webcast of the conference call will be available through the Investor Relations section of the Company’s web site, www.brighthorizons.com.
Advisors
Citi is serving as exclusive financial advisor and Herbert Smith Freehills is serving as legal adviser to Bright Horizons. Allens is serving as legal advisor to Bain Capital LLC. Since 2016, OAC has been owned by funds affiliated with Bain Capital LLC.
Forward-Looking Statements
This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including statements regarding our intentions, beliefs or current expectations concerning, among other things, the likelihood and timing of the closing of the acquisition, the effect of the acquisition on our future growth, financial results and financial performance, including our adjusted earnings per share, use of cash, entry into foreign exchange forward contracts, deferred purchase price payments, the expected strategic value and impact of the acquired business, the growth opportunities in Australia and elsewhere, number of centers, future operating expectations, our market position in Australia and globally, and our long-term growth and value. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to, that the closing conditions may not be satisfied when or as we expect or may be waived; the acquired business may not provide new customers or growth in the market as we expect; we may be unable to integrate the acquired business when or as we expect, which could adversely affect our results of operations; key OAC employees may not stay with Bright Horizons, which could disrupt the OAC business and our ability to successfully integrate and operate the OAC business; we may incur unanticipated costs associated with the integration of OAC which would impact our earnings; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed February 25, 2022, and other factors disclosed from time to time in our other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.
About Bright Horizons Family Solutions Inc.
Bright Horizons® is a leading global provider of high-quality early education and child care, back-up care, and workplace education services. For 35 years, we have partnered with employers to support workforces by providing services that help working families and employees thrive personally and professionally. Bright Horizons operates approximately 1,000 early education and child care centers in the United States, the United Kingdom, the Netherlands, and India, and serves more than 1,350 of the world’s leading employers. Bright Horizons’ early education and child care centers, back-up child and elder care, and workforce education programs help employees succeed at each life and career stage. For more information, go to www.brighthorizons.com.
Contacts:

Investors:
Elizabeth Boland
Chief Financial Officer - Bright Horizons
eboland@brighthorizons.com
(+1) 617-673-8125

Michael Flanagan
Senior Director of Investor Relations - Bright Horizons
michael.flanagan@brighthorizons.com
(+1) 617-673-8720

Media:
Ilene Serpa
Vice President - Communications - Bright Horizons
iserpa@brighthorizons.com
(+1) 617-673-8044